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                                                                   Exhibit 23(d)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this proxy statement/prospectus of our report dated February 28, 2000, included in CheckFree Holdings Corporation's Current Report on Form 8-K dated March 16, 2000 for the year ended December 31, 1999 and to all references to our Firm included in this proxy statement/prospectus.


/s/ Arthur Andersen LLP

Ann Arbor, Michigan
July 7, 2000